Exhibit 99.1

Willdan Announces New Board and Officer Appointments

ANAHEIM, Calif.--(BUSINESS WIRE) -- Willdan Group, Inc. (NASDAQ: WLDN) today announced the appointment of a board member and two officers. Win Westfall is retiring from the Company’s Board of Directors, and the Board has appointed Debra Coy to fill Mr. Westfall’s seat on the Board, effective March 14, 2018. With this change, the current board will remain at nine members, with Tom Brisbin serving as Chairman of the Board.

“We’d like to thank Win Westfall for over 20 years of service with Willdan,” said Tom Brisbin, CEO of Willdan.  “In that time, he’s made many great contributions to our company, serving in roles such as Regional Director, Sr. Vice President of Corporate Relations, President, and Acting CEO.  He has been a source of steady guidance as Chairman of the Board from 2006 to 2017 and, more recently, as a Board Member.  We are excited to welcome Debra Coy to our Board of Directors.  Ms. Coy has extensive experience with public- and investor-owned utilities and public policy.  Her background as an equity analyst and her many relationships within the investment community will provide the board with valuable insight as we execute our growth strategy.”

Additionally, Paul Whitelaw, Willdan’s Senior Vice President of Business Development, and Micah Chen, Willdan’s General Counsel, have been appointed as corporate officers by the Board of Directors.  These appointments take effect on March 14, 2018, when Marc Tipermas and Frank G. Tripepi will step down as officers.

“We are pleased that Paul Whitelaw and Micah Chen will act as officers on behalf of Willdan,” said Tom Brisbin. “In his 22 years with Willdan, Mr. Whitelaw has demonstrated an ability to grow our company organically.  While Mr. Chen has only been with us for a few months, he is well known in the industry and has considerable experience in contract negotiations and dispute resolutions.”

About Willdan’s New Appointments:

Debra Coy
Currently, Debra Coy is a Partner with XPV Water Partners, the largest water-focused growth equity fund in North America, with primary responsibility for managing the firm’s external strategic relationships. She has over 20 years of experience as a research analyst on Wall Street.

Paul Whitelaw
Paul Whitelaw joined Willdan Financial in 1996 and has held the role of Regional Vice President for Willdan Energy Solutions and Senior Vice President for Willdan Energy Solution’s Western Region.  In 2016, he became the Senior Vice President of Business Development for Willdan Group, Inc. Mr. Whitelaw also serves on the Board of Directors of the California Efficiency and Demand Management Council.

Micah Chen
Micah Chen joined Willdan in 2017 as General Counsel.  Previously, he held positions as Vice President in the Construction Group of Willis Towers Watson and then as Managing Director and Senior Vice President of Aon Corporation, where he managed a team of consultants to provide integrated approaches to evaluate and develop comprehensive risk management programs to many Top 100 Engineering-News Record clients.

About Willdan
Willdan provides professional technical and consulting services, including comprehensive energy efficiency services, for utilities, private industry, and public agencies throughout the United States. Willdan’s service offerings span a broad range of complementary services, including energy efficiency and sustainability, engineering, construction management and planning, economic and financial consulting, and national preparedness and interoperability. Willdan provides integrated technical solutions to extend the reach and resources of its clients and provides all services through its subsidiaries specialized in each segment. For additional information, visit Willdan’s website at www.willdan.com.

Forward-Looking Statements
Statements in this press release that are not purely historical, including statements regarding Willdan’s intentions, hopes, beliefs, expectations, representations, projections, estimates, plans or predictions of the future are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements involve risks and uncertainties including, but not limited to, the risk that Willdan will not be able to expand its services or meet the needs of customers in markets in which it operates. It is important to note that Willdan’s actual results could differ materially from those in any such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, Willdan’s ability to adequately complete projects in a timely manner, Willdan’s ability to compete successfully in the highly competitive energy efficiency services market, changes in state, local, and regional economies and government budgets, Willdan’s ability to win new contracts, to renew existing contracts (including with its two primary customers) and to compete effectively for contract awards through bidding processes and Willdan’s ability to successfully integrate its acquisitions and execute on its growth strategy. Willdan’s business could be affected by a number of other factors, including the risk factors listed from time to time in Willdan’s reports filed with the Securities and Exchange Commission, including, but not limited to, the Annual Report on Form 10-K filed for the year ended December 30, 2016 and the Quarterly Report on Form 10-Q for the quarter ended September 29, 2017. Willdan cautions investors not to place undue reliance on the forward-looking statements contained in this press release. Willdan disclaims any obligation to, and does not undertake to, update or revise any forward-looking statements in this press release.

Contacts

Willdan Group, Inc.
Stacy McLaughlin
Chief Financial Officer
714-940-6300
smclaughlin@willdan.com
or
Investor/Media Contact
Financial Profiles, Inc.
Tony Rossi, 310-622-8221
trossi@finprofiles.com